                                                                 Rule 424(b)(2)
                                                              File No. 33-61859


Pricing Supplement No. 12
Dated December 18, 1995
(To Prospectus dated August 31, 1995)

                         Washington Natural Gas Company
                         ------------------------------

                      Secured Medium-Term Notes, Series C
                           Due at Varying Maturities

Principal Amount:                   $2,000,000

Issue Price:                        100%

Original Issue Date:                December 21, 1995

Maturity Date:                      December 22, 2025

Interest Rate:                      7.20%

Agents' Discount or Commission:     0.75%

Form:          X   Book Entry                    Certificated
             -----                         -----

Redemption:    X   The Notes cannot be redeemed prior to maturity.
             -----

                   The Notes may be redeemed prior to maturity.
             -----

Initial Redemption Date:  N/A

The Redemption Price shall initially be N/A % of the principal amount of the Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date by N/A % of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

Additional terms:

The aggregate principal amount of this offering is $5,000,000 and relates only to this Pricing Supplement No. 12. Secured Medium-Term Notes, Series C may be issued by the Company in the aggregate principal amount of up to $150,000,000. To date, including this offering, an aggregate of $100,000,000 Secured Medium-Term Notes, Series C, has been issued.

                                                                 Rule 424(b)(2)
                                                              File No. 33-61859


Pricing Supplement No. 13
Dated December 18, 1995
(To Prospectus dated August 31, 1995)

                         Washington Natural Gas Company
                         ------------------------------

                      Secured Medium-Term Notes, Series C
                           Due at Varying Maturities

Principal Amount:                   $10,000,000

Issue Price:                        100%

Original Issue Date:                December 21, 1995

Maturity Date:                      December 21, 2006

Interest Rate:                      6.58%

Agents' Discount or Commission:     0.625%

Form:          X   Book Entry                    Certificated
             -----                         -----

Redemption:    X   The Notes cannot be redeemed prior to maturity.
             -----

                   The Notes may be redeemed prior to maturity.
             -----

Initial Redemption Date:  N/A

The Redemption Price shall initially be N/A % of the principal amount of the Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date by N/A % of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

Additional terms:

The aggregate principal amount of this offering is $5,000,000 and relates only to this Pricing Supplement No. 13. Secured Medium-Term Notes, Series C may be issued by the Company in the aggregate principal amount of up to $150,000,000. To date, including this offering, an aggregate of $110,000,000 Secured Medium-Term Notes, Series C, has been issued.